CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #85 and Amendment #87 to the Registration Statement on Form N-1A of Renaissance Capital Greenwich Funds and to the use of our report dated November 24, 2025 on the financial statements and financial highlights of the Renaissance IPO ETF and Renaissance International IPO ETF, each a series of Renaissance Capital Greenwich Funds, appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 23, 2026